Angi Inc.
3601 Walnut Street
Denver, Colorado 80205 Attention: Shannon Shaw

555 West 18th Street New York, New York 10011
December 9, 2025

Ladies and Gentlemen:
Reference is made to that certain Services Agreement, dated as of September 29, 2017, by and between IAC Inc. (“IAC”) and Angi Inc. (“Angi”) (as may be amended, supplemented or modified from time to time in accordance with its terms, the “Services Agreement”).
In connection with the completion of the spin-off of IAC’s interest in Angi on March 31, 2025 (the “Spin-off”), IAC and Angi agreed to update the schedules of the Services Agreement to reflect the ongoing services that would be provided by IAC following the Spin-off (such schedule, as amended, the “Services Schedule”).
Pursuant to the Services Schedule, IAC agreed to provide certain financial operations services through September 30, 2025, including, but not limited to, maintenance and support of shared financial systems (as set forth on Annex A, the “Financial Operations”). On September 30, 2025, Angi and IAC amended the Services Schedule extend its provision of Financial Operations services through December 31, 2025 (the “Initial Extension”). On November 21, 2025, Angi requested that IAC further amend the Services Schedule to further extend its provision of the Financial Operations beyond the term of the Initial Extension until March 31, 2026 (the “Second Extension”).
By signing below, each of IAC and Angi hereby agrees to the Second Extension and acknowledges that Item 3 of the Services Schedule as excerpted on Annex A hereto is hereby amended as set forth in Annex B, including the changes to cost allocation.
Except as set forth in this letter, the Services Agreement, the Services Schedule and the obligations of the parties thereunder (including for clarity, any outstanding or accrued payment obligations pursuant to the Services Schedule as in effect prior to April 1, 2025) are unaffected and shall continue in full force and effect in accordance with their terms.
[Signature Page Follows]

IAC INC.

By: /s/ Kendall Handler
Name: Kendall Handler
Title: EVP, Chief Legal Officer

AGREED AND ACCRETED:

ANGI INC.

By: /s/ Shannon Shaw
Name: Shannon Shaw
Title: Chief Legal Officer
Date: 12.9.2025